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                      [Letterhead of Joseph D. Patterson]

                                                                    Exhibit 17

                                    February 19, 2001

Mr. Mark Eaker
President and CEO
Deerbrook Publishing
12919 Southwest Freeway
Suite 170
Stafford, TX 77477

Dear Mark,

     I respectfully submit my resignation from the board of directors of Deerbrook Publishing, with immediate effect.

                                    Sincerely,

                                    /s/ Joseph D. Patterson
                                   ------------------------
                                   Joseph D. Patterson